Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200825 and 333-147201) and Form S-8 (Nos. 333-191535, 333-173211, 333-38912, 333-61925, 333-122172, 333-153444, and 333-169287) of Forest City Enterprises, Inc. of our report dated March 26, 2014 relating to the financial statements of FC HCN University Park, LLC and Subsidiaries, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
March 19, 2015